EXHIBIT 1


                    STATEMENT OF JOINT FILING


               Pursuant to Reg. Section 240.13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Amendment No. 5 to the Schedule 13D is filed on behalf of Latshaw Enterprises, Inc.
and Mr. John Latshaw.



                                LATSHAW ENTERPRISES, INC.



July 3, 1997                    By: /s/ John Latshaw
                                    John Latshaw, Chairman of the
                                    Board, Managing Director and
                                    Chief Executive Officer





July 3, 1997                    /s/ John Latshaw
                                John Latshaw, Individually